Pipeline Data Announces Interviews with CEOcast.com and the Wall Street Reporter Thursday April 7, 2:19 pm ET


QUINCY, Mass.--(BUSINESS WIRE)--April 7, 2005--Pipeline Data Inc. (OTCBB: PPDA -
News) announced today that its CEO, MacAllister Smith has been interviewed by CEOcast.com and the Wall Street Reporter. During the interviews, Mr. Smith highlighted Pipeline's achievements to date. These interviews can be accessed at www.ceocast.com and www.wallstreetreporter.com. Pipeline Data also announced that it has relocated its corporate headquarters from 1599 Washington Street, Braintree, Massachusetts to 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169.

About Pipeline Data Inc.:

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 15,000 accounts.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company's filing. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the "safe harbor" created by the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ significantly from those discussed and/or implied herein.

Contact:
     Pipeline Data Inc.
     Lane Gordon, 800-932-5708 x228
     Lane.Gordon@pipelinedata.com
     www.pipelinedata.com